EXHIBIT 99.1

News Release
Babcock & Wilcox Announces Rights Offering For Common Stock

(BARBERTON, Ohio - June 17, 2019) - Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced today that its Board of Directors has approved a record date and subscription period for the rights offering originally announced on April 5, 2019. Assuming B&W's registration statement relating to the rights offering is declared effective, the Company will distribute to each holder of the Company’s common stock one non-transferable subscription right to purchase 0.986896 shares of the Company’s common stock at a price of $0.30 per whole share for each share of the Company’s common stock held as of 5:00 p.m., New York City time, on June 27, 2019 (the “rights offering record date”). The Company will not issue any fractional shares of the Company’s common stock in the rights offering, and all exercises of subscription rights will be rounded to the nearest whole share. In addition, the Company will not issue fractional subscription rights or pay cash in lieu of fractional subscription rights.

The subscription rights may be exercised at any time during the subscription period, which will commence on June 28, 2019. The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on July 18, 2019, unless the Company extends the rights offering subscription period.

The Company expects to issue 166,666,667 shares of its common stock in connection with the rights offering, including any shares issued to B. Riley FBR, Inc., a significant shareholder of the Company (“B. Riley”), as backstop exchange purchaser.

The Company expects to mail subscription certificates evidencing the subscription rights and a copy of the prospectus for the rights offering to shareholders as of the rights offering record date beginning on or about June 28, 2019.

The Company expects to use the proceeds from the rights offering to partially repay indebtedness outstanding under the Tranche A-3 last-out term loans provided through its U.S. credit agreement.

The rights offering remains subject to the satisfaction of certain conditions, and the Company reserves the right to terminate the rights offering at any time prior to its expiration date.

Neither the Company nor its Board of Directors has made any recommendation as to whether shareholders should exercise their subscription rights, although directors and executive officers may exercise their subscription rights in their individual capacities. Shareholders are urged to carefully review the subscription materials the Company will provide and consult with their own legal and financial advisors in deciding whether or not to exercise the subscription rights. The subscription rights will be non-transferable. As such, shareholders will not be able to sell their subscription rights if they do not wish to exercise them. In addition, no oversubscription privilege will be available for shareholders desiring to purchase additional subscription rights. As previously disclosed, B. Riley will serve as the backstop exchange purchaser for the rights offering and will be entitled to purchase any unsubscribed shares of common stock in the rights offering at the subscription price or $0.30 per whole share.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus. Copies of the prospectus, when it becomes available, will be mailed to all eligible shareholders as of the rights offering record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering, D.F. King & Co., Inc., toll free at (800) 622-1649 or by email at bw@dfking.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to the terms of the rights offering. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the effectiveness of the registration statement related to the rights offering; our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy requirements under our credit agreement dated May 11, 2015, as amended, with a syndicate of lenders; our ability to complete our contemplated series of equitization transactions and all related transactions in a timely manner, if at all; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which we are involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address remaining items and any warranty obligations within our accrued estimated costs for our Vølund & Other Renewable segment; our ability to successfully partner with third parties to win and execute contracts within the Vølund & Other Renewable segment; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets as a result of an "ownership change" under Section 382 of the Internal Revenue Code; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual of anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions as well as our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and our ability to maintain the listing of our common stock on the NYSE. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W
Headquartered in Barberton, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com